Exhibit 10.4

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (the “Amendment”), dated March 31, 2006 by and between Rexnord Corporation, a Delaware Corporation (together with any successor thereto, the “Company”), and Michael N. Andrzejewski (the “Executive”).

R E C I T A L S:

WHEREAS, the Company and the Executive have previously entered into an Employment Agreement, dated November 25, 2002 (the “Agreement”), and the Rexnord Corporation Executive Bonus Plan in the form then in effect was attached to the Agreement as Exhibit A (the “Original Exhibit A”); and

WHEREAS, effective March 31, 2006 the Company amended its Executive Bonus Plan to include certain revised target amounts relating to the Executive’s bonus; and

WHEREAS, the Company and the Executive wish to amend the Agreement pursuant to the terms herein set forth to reflect such amendments to the Executive Bonus Plan.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows:

A G R E E M E N T

1.             The Rexnord Corporation Executive Bonus Plan, as amended by the Company on March 31, 2006 and set forth on the Exhibit A to this Amendment (the “Amended Exhibit A”), shall become Exhibit A to the Agreement in lieu of the Original Exhibit A and shall replace the Original Exhibit A in its entirety.

2.             All other terms of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.

[Signature Pages Follow]

REXNORD CORPORATION

/s/ James T. Strahley
Name: James Strahley
Title: VP Human Resources

EXECUTIVE

/s/ Michael N. Andrzejewski
Name: Michael N. Andrzejewski

EXHIBIT A

REXNORD CORPORATION EXECUTIVE BONUS PLAN

General Description

Rexnord Corporation (the “Company”) provides an incentive compensation bonus plan for key officers and directors (the “Executive Bonus Plan”).  The purpose of the Executive Bonus Plan is to provide a variable component of pay that provides an incentive for the leadership of the company to achieve key business objectives.

Each bonus fiscal year will begin on April 1 and end on March 31.  The first bonus fiscal year will begin on April 1, 2003 and end on March 31, 2004.

The form of bonus to be received by participating executives is called the Performance Bonus and is based on (i) the performance of the Company during the bonus fiscal year (the “Company Performance Bonus”) and (ii) the performance of the executive in meeting individual goals (Annual Improvement Priorities or “CEO approved AIP’s”) as determined by the Compensation Committee, not to exceed five personal performance goals (the “Individual Performance Bonus”).

PERFORMANCE MEASURES AND WEIGHTING

The Performance Bonus amount will be based on the measures below and weighted as follows:

•                  40% based on total EBITDA

•                  40% based on total Debt Repayment

•                  20% based on CEO approved AIP’s (Individual Performance Bonus)

MINIMUM PERFORMANCE ACHIEVEMENT

Company Performance Bonus

Minimum performance achievement must be met to trigger eligibility to receive a Company Performance Bonus payment under the plan. The Vice President of Business Development of the Company (“VP”) will be eligible to receive a Company Performance Bonus for each bonus fiscal year in which both EBITDA and Debt Repayment equal or exceed 90% of both of their respective EBITDA and Debt Repayment targets as described below in the Section entitled “Achievement Targets” (“EBITDA Target” and “Debt Repayment Target”).   If the Company meets these minimum performance triggers, then the amount of the Company Performance Bonus that the executive is eligible to receive will be determined based upon the level of achievement of the performance measures as described below under “Calculation of Performance Bonus - Company Performance Bonus.”

Individual Performance Bonus

EBITDA and Debt Repayment must equal or exceed 70% of their respective Targets in order for the VP to be eligible to receive a Individual Performance Bonus.  If the Company meets these minimum performance triggers, then the amount of the Individual Performance Bonus that the executive is eligible to receive will be determined based upon the level of achievement of the CEO approved AIP performance measures as described below under “Calculation of Performance Bonus - Individual Performance Bonus.”

CALCULATION OF PERFORMANCE BONUS

Company Performance Bonus

If the executive is eligible to receive a Company Performance bonus, then the amount of the bonus  that the executive will be eligible to receive will be determined by the level of achievement of the EBITDA and Debt Repayment performance measures, each computed individually.  The bonus amount is based on 35% of the VP’s base pay times the respective performance measure weighting (the “Base Bonus”) and adjusted for performance greater than or less than the Target amounts.  Accordingly, if the Company achieves 100% of the EBITDA Target for a given bonus fiscal year, the VP’s bonus amount will be 35% of the VP’s base pay during the bonus fiscal year times 40%. Similarly, if the Company achieves 100% of the Debt Repayment Target for a given bonus fiscal year, the VP’s bonus amount will be 35% of the VP’s base pay during the bonus fiscal year times 40%.  If the Company achieves greater or less than 100% of the respective EBITDA and Debt Repayment Targets, the VP’s bonus amounts will increase or decrease as a percentage of the Base Bonus as set forth in the table below.

Percent of EBITDA and Debt Reduction Target Achievement	< 90% of Target	90% of Target	95% of Target	100% of Target	105 of Target	110 of Target	115 of Target	120 of Target	125 of Target	130% or > of Target

Percent of Base Bonus	0%	50%	75%	100%	125%	150%	200%	250%	300%	350% and >*

*For each additional 5% increase in the percent of Bonus Plan achievement target after an achievement of 115%, the executive will receive an increase of 50% of the percentage of the Base Bonus.

Individual Performance Bonus

The Individual Performance Bonus to be received by the executive for each bonus fiscal year will be based on the performance of the executive with respect to the CEO approved AIP’s as determined by the Compensation Committee in its sole discretion. The bonus amount is based on 35% of the VP’s base pay, times a weighting of 20%. Although a weighting of 20% is given to the Individual Performance Bonus in accordance with the 40/40/20 weighting specified above, the Compensation Committee may, at its discretion, award a payment based on a weighting percentage ranging from 0 to 40% to this measure.

ACHIEVEMENT TARGETS

For the 2004 fiscal year, the EBITDA target shall be $137.6 million and the Debt Repayment Target shall be $38 million.  The EBITDA and Debt Repayment Targets for the 2005 through 2008 fiscal years shall be determined in good faith by the Compensation Committee at its sole discretion.

“EBITDA” for a given bonus fiscal year shall mean consolidated earnings before interest, taxes, depreciation and amortization.   “Debt Repayment” for a given bonus fiscal year shall mean the positive excess, if any, of (a) debt outstanding at the beginning of the fiscal year, over (b) debt outstanding  at the end of the fiscal year. In both cases, EBITDA and Debt Repayment shall be computed in a manner consistent with the Rexnord Management Incentive Plan including adjustments, if any, as determined by the Compensation Committee, in its sole discretion.

The EBITDA and Debt Repayment Targets are based upon certain revenue and expense assumptions about the future business of the Company (the “Base Targets”).  Accordingly, in the event that the Compensation Committee determines, in its sole discretion, that an adjustment to target(s) is appropriate in order to maintain eligibility or prevent dilution or enlargement of the Performance Bonus intended to be made available under the Executive Bonus Plan, the Compensation Committee shall adjust the financial targets in good faith and in any manner as it may deem equitable. In the event of an acquisition or divestiture, the Base Targets would be adjusted by the Compensation Committee for the purposes of bonus calculations.

Base Targets	2006	2007	2008

Base Debt Repayment Target	$54	$67	$92

Base EBITDA Target	$196.5	$222.7	$241.9

The Base Targets above were revised to reflect the Company’s acquisition of The Falk Corporation on May 16, 2005.

PAYMENT OF PERFORMANCE BONUS

The Performance Bonus is calculated once the bonus fiscal year ends, the Company receives its year-end financial audit, and performance reviews are completed.  The Compensation Committee shall then determine eligibility and the amount of Performance Bonus the VP will receive under the terms of the Executive Bonus Plan.

If the VP leaves the Company prior to the end of the bonus fiscal year, he is not eligible for a bonus payment.  The only exceptions are if the VP is terminated because he formally retires under the pension plan (or retires meeting the requirements of that plan), resigns with Good Reason or is terminated for other than Cause (as such terms are defined in the VP’s employment agreement).  Under these circumstances, a pro-rated bonus will be paid at the time bonuses are paid to other executives.